Exhibit 10.1

Lock-Up Agreement

As of February 25, 2011

B. Riley & Co., LLC
11100 Santa Monica Blvd.
Suite 800
Los Angeles, CA 90025

Re:	Advanced Photonix, Inc. - Public Offering of Shares

Dear Sirs:

In order to induce B. Riley & Co., LLC (“B. Riley”) to enter into a underwriting agreement (the “Underwriting Agreement”) dated as of February 25, 2011, with Advanced Photonix, Inc., a Delaware corporation (the “Company”), with respect to the public offering (the “Offering”) of shares of the Company’s Class A common stock, par value $0.001 per share (“Common Stock”), the undersigned hereby agrees that for a period (the “lock-up period”) of ninety (90) days following the date of the final prospectus supplement filed by the Company with the Securities and Exchange Commission in connection with such Offering (the “Prospectus Supplement”), the undersigned will not, without the prior written consent of B. Riley, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.  The foregoing sentence shall not apply to (a) transactions relating to any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock acquired from the Company in the Offering or in open market transactions after the completion of the Offering, (b) transfers of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock as a bona fide gift, (c) in the case of a natural person, transfers of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock by will or intestate succession or to any trust or partnership for the direct or indirect benefit of the undersigned or any member of the immediate family of the undersigned, (d) in the case of a non-natural person, distributions of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock to general or limited partners or stockholders or members of the undersigned, (e) in the case of a non-natural person, transfers of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (A) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (B) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate of the undersigned and such transfer is not for value, (f) the “net” exercise of outstanding options or warrants to purchase Common Stock in accordance with their terms, or (g) transfers pursuant to a sale or an offer to purchase 100% of the outstanding Common Stock, whether pursuant to a merger, tender offer or otherwise, to a third party or group of third parties; provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d) or (e), each donee, pledgee, distributee or transferee shall sign and deliver a lock-up agreement substantially in the form of this Agreement; and provided, further, that any Common Stock acquired upon the net exercise of options or warrants described in clause (f) above shall be subject to the restrictions imposed by this Agreement.  For the purposes of this paragraph, “immediate family” shall mean spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the sixteen-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the ninety (90) day period following the date of the Prospectus Supplement, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.  In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares.

If (i) the Company notifies B. Riley in writing that it does not intend to proceed with the Offering, (ii) for any reason the Offering is terminated prior to the payment for and delivery of the Common Stock or (iii) the Offering shall not have been completed by March 24, 2011, then upon the occurrence of any such event, this Agreement shall immediately be terminated and the undersigned shall be released from its obligations hereunder.

As of the “Closing Date” (as defined in the Underwriting Agreement), this agreement shall supersede and replace the prior agreement by the undersigned, dated as of January 7, 2011, in favor of B. Riley (the “Prior Lock-Up Agreement”) by which the undersigned previously agreed to similar terms with respect to the undersigned’s Beneficially-Owned Shares; provided, however, that the foregoing does not limit or affect the undersigned’s non-compliance (if any) with the Prior Lock-Up Agreement that may have occurred  prior to the Closing Date.

By:	/s/ Steven Williamson
Name:	Steven Williamson
Title:	Chief Technology Officer